Exhibit 99.1

FOR IMMEDIATE RELEASE

Organogenesis Holdings Inc. Reports First Quarter 2024 Financial Results

CANTON, Mass., (May 9, 2024) -- Organogenesis Holdings Inc. (Nasdaq: ORGO), a leading regenerative medicine company focused on the development, manufacture, and commercialization of product solutions for the Advanced Wound Care and Surgical & Sports Medicine markets, today reported financial results for the first quarter ended March 31st, 2024.

First Quarter 2024 Financial Results Summary:

•
Net revenue of $110.0 million for the first quarter of 2024, an increase of $2.3 million compared to net revenue of $107.6 million for the first quarter of 2023. Net revenue for the first quarter of 2024 consists of:
o
Net revenue from Advanced Wound Care products of $103.9 million, an increase of 3% from the first quarter of 2023.
o
Net revenue from Surgical & Sports Medicine products of $6.1 million, a decrease of 9% from the first quarter of 2023.
•
Net loss of $2.1 million for the first quarter of 2024, compared to a net loss of $3.0 million for the first quarter of 2023, a decrease in net loss of $0.9 million.
•
Adjusted net loss1 of $1.4 million for the first quarter of 2024, compared to an adjusted net loss of $0.7 million for the first quarter of 2023, an increase in adjusted net loss of $0.8 million.
•
Adjusted EBITDA of $2.6 million for the first quarter of 2024, compared to Adjusted EBITDA of $3.8 million for the first quarter of 2023, a decrease of $1.2 million.

"We delivered a strong start to 2024 with first quarter revenue exceeding the high-end of our revenue guidance," said Gary S. Gillheeney, Sr., President and Chief Executive Officer of Organogenesis. “Our commercial team executed well in navigating the challenging operating environment and driving solid momentum in the quarter.”

Mr. Gillheeney, Sr. continued: “As a market leader, I’m confident that the MACs prioritization of demonstrated clinical efficacy will strengthen our competitive position over the long term. Additionally, we continue to achieve milestones in our ReNu program, which we believe will provide clinically meaningful benefits to the millions of patients suffering from knee OA symptoms. I am very pleased with the advancements we have made as a company and extremely optimistic about our expansion opportunities in a significant new addressable market that has the potential to transform Organogenesis and to provide integrated healing solutions that substantially improve outcomes while lowering the overall cost of care.”

1Defined as GAAP net loss adjusted to exclude the effect of amortization and restructuring charges, and the resulting income taxes on these items.

First Quarter 2024 Financial Results:

	Three Months Ended March 31,		Change
	2024	2023	$	%
	(in thousands, except for percentages)
Advanced Wound Care	$103,864	$100,917	$2,947	3%
Surgical & Sports Medicine	6,112	6,725	(613)	(9%)
Net revenue	$109,976	$107,642	$2,334	2%

Net revenue for the first quarter of 2024 was $110.0 million, compared to $107.6 million for the first quarter of 2023, an increase of $2.3 million, or 2%. The increase in net revenue was driven by an increase of $2.9 million, or 3%, in net revenue for Advanced Wound Care products partially offset by a decrease of $0.6 million, or 9%, in net revenue for Surgical & Sports Medicine products.

Gross profit for the first quarter of 2024 was $81.3 million, or 74% of net revenue, compared to $81.0 million, or 75% of net revenue for the first quarter of 2023, an increase of $0.2 million, or less than 1%.

Operating expenses for the first quarter of 2024 were $85.1 million compared to $85.0 million for the first quarter of 2023, an increase of $0.1 million, or less than 1%. R&D expense was $12.8 million for the first quarter of 2024, compared to $11.2 million for the first quarter of 2023, an increase of $1.6 million, or 14%. Selling, general and administrative expenses were $72.3 million for the first quarter of 2024, compared to $73.8 million for the first quarter of 2023, a decrease of $1.5 million, or 2%.

Operating loss for the first quarter of 2024 was $3.9 million, compared to an operating loss of $4.0 million for the first quarter of 2023, a decrease in operating loss of $0.1 million, or 3%.

Total other expense, net, for the first quarter of 2024 was $0.5 million, compared to $0.6 million for the first quarter of 2023, a decrease of $0.1 million, or 22%.

Net loss for the first quarter of 2024 was $2.1 million, or $(0.02) per share, compared to net loss of $3.0 million, or $(0.02) per share, for the first quarter of 2023, a decrease in net loss of $0.9 million, or $0.01 per share.

Adjusted net loss of $1.4 million for the first quarter of 2024, compared to adjusted net loss of $0.7 million for the first quarter of 2023, an increase in adjusted net loss of $0.8 million, or 115%.

Adjusted EBITDA was $2.6 million for the first quarter of 2024, compared to $3.8 million for the first quarter of 2023, a decrease of $1.2 million, or 32%.

As of March 31, 2024, the Company had $89.3 million in cash, cash equivalents and restricted cash and $64.9 million in debt obligations, compared to $104.3 million in cash, cash equivalents and restricted cash and $66.2 million in debt obligations as of December 31, 2023.

Fiscal Year 2024 Guidance:

For the year ending December 31, 2024 the Company is reaffirming its prior guidance for fiscal year 2024 and expects:

•
Net revenue between $445.0 million and $470.0 million, representing an increase of approximately 3% to 9% year-over-year, as compared to net revenue of $433.1 million for the year ended December 31, 2023.
o
The 2024 net revenue guidance range assumes:
▪
Net revenue from Advanced Wound Care products between $415.0 million and $435.0 million, an increase of 2% to 7% year-over-year as compared to net revenue of $405.5 million for the year ended December 31, 2023.
▪
Net revenue from Surgical & Sports Medicine products between $30.0 million and $35.0 million, an increase of 9% to 27% year-over-year as compared to net revenue of $27.6 million for the year ended December 31, 2023.
•
Net (loss) income between ($10.6) million and $4.6 million and adjusted net (loss) income between ($8.1) million and $7.1 million.
•
EBITDA between $5.8 million and $25.0 million and Adjusted EBITDA between $15.8 million and $35.0 million.

First Quarter Earnings Conference Call:

Management will host a conference call at 5:00 p.m. Eastern Time on May 9th to discuss the results of the quarter, and provide a corporate update with a question and answer session. Those who would like to participate may access the live webcast here or access the teleconference here. The live webcast can also be accessed via the company's website at investors.organogenesis.com. The webcast will be archived on the company website for approximately one year.

ORGANOGENESIS HOLDINGS INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share data)

	March 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$88,626	$103,840
Restricted cash	720	498
Accounts receivable, net	96,148	81,999
Inventories, net	27,694	28,253
Prepaid expenses and other current assets	13,979	10,454
Total current assets	227,167	225,044
Property and equipment, net	114,245	116,228
Intangible assets, net	14,970	15,871
Goodwill	28,772	28,772
Operating lease right-of-use assets, net	38,616	40,118
Deferred tax asset, net	28,002	28,002
Other assets	6,709	5,990
Total assets	$458,481	$460,025
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of term loan	$5,489	$5,486
Current portion of finance lease obligations	1,103	1,081
Current portion of operating lease obligations - related party	8,543	8,413
Current portion of operating lease obligations	4,675	4,731
Accounts payable	23,230	30,724
Accrued expenses and other current liabilities	39,759	30,074
Total current liabilities	82,799	80,509
Term loan, net of current portion	59,371	60,745
Finance lease obligations, net of current portion	1,604	1,888
Operating lease obligations, net of current portion - related party	11,052	11,954
Operating lease obligations, net of current portion	24,383	25,053
Other liabilities	1,242	1,213
Total liabilities	180,451	181,362
Commitments and contingencies (Note 14)
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value; 400,000,000 shares authorized; 133,267,888 and 132,044,944 shares issued; 132,539,340 and 131,316,396 shares outstanding at March 31, 2024 and December 31, 2023, respectively.	13	13
Additional paid-in capital	321,088	319,621
Accumulated deficit	(43,071)	(40,971)
Total stockholders’ equity	278,030	278,663
Total liabilities and stockholders’ equity	$458,481	$460,025

ORGANOGENESIS HOLDINGS INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2024	2023
Net revenue	$109,976	$107,642
Cost of goods sold	28,696	26,607
Gross profit	81,280	81,035
Operating expenses:
Selling, general and administrative	72,322	73,834
Research and development	12,810	11,202
Total operating expenses	85,132	85,036
Loss from operations	(3,852)	(4,001)
Other expense, net:
Interest expense, net	(514)	(649)
Other income, net	23	23
Total other expense, net	(491)	(626)
Net loss before income taxes	(4,343)	(4,627)
Income tax benefit	2,243	1,658
Net loss and comprehensive loss	$(2,100)	$(2,969)

Net loss, per share:
Basic and diluted	$(0.02)	$(0.02)
Weighted-average common shares outstanding
Basic and diluted	131,861,772	131,083,841

ORGANOGENESIS HOLDINGS INC. UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

(amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(2,100)	$(2,969)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	3,072	2,694
Amortization of intangible assets	901	1,230
Reduction in the carrying value of right-of-use assets	2,203	1,939
Non-cash interest expense	105	107
Deferred interest expense	122	122
Provision recorded for credit losses	968	243
Loss on disposal of property and equipment	347	63
Adjustment for excess and obsolete inventories	2,515	1,407
Stock-based compensation	2,407	1,914
Changes in operating assets and liabilities:
Accounts receivable	(15,117)	(3,429)
Inventories	(4,670)	(2,163)
Prepaid expenses and other current assets and other assets	(4,315)	(4,774)
Operating leases	(2,199)	(2,122)
Accounts payable	(4,391)	(1,390)
Accrued expenses and other current liabilities	9,962	2,029
Other liabilities	28	22
Net cash used in operating activities	(10,162)	(5,077)
Cash flows from investing activities:
Purchases of property and equipment	(2,222)	(7,562)
Net cash used in investing activities	(2,222)	(7,562)
Cash flows from financing activities:
Payments of term loan under the 2021 Credit Agreement	(1,406)	(938)
Payments of withholding taxes in connection with RSUs vesting	(1,120)	(298)
Proceeds from the exercise of stock options	180	-
Principal repayments of finance lease obligations	(262)	-
Net cash used in financing activities	(2,608)	(1,236)
Change in cash, cash equivalents and restricted cash	(14,992)	(13,875)
Cash, cash equivalents, and restricted cash, beginning of period	104,338	103,290
Cash, cash equivalents, and restricted cash, end of period	$89,346	$89,415
Supplemental disclosure of cash flow information:
Cash paid for interest	$1,375	$1,271
Cash paid for income taxes	$35	$128
Supplemental disclosure of non-cash investing and financing activities:
Cumulative effect adjustment for adoption of ASU No. 2016-13 (Note 2)	$—	$615
Purchases of property and equipment included in accounts payable and accrued expenses	$786	$1,986
Right-of-use assets obtained through operating lease obligations	$701	$1,586

Non-GAAP Financial Measures

Our management uses financial measures that are not in accordance with generally accepted accounting principles in the United States, or GAAP, in addition to financial measures in accordance with GAAP to evaluate our operating results. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP. Our management uses Adjusted EBITDA and adjusted net income (loss) to evaluate our operating performance and trends and make planning decisions. Our management believes Adjusted EBITDA and adjusted net income (loss) help identify underlying trends in our business that could otherwise be masked by the effect of the items that we exclude. Accordingly, we believe that Adjusted EBITDA and adjusted net income (loss) provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and prospects, and allowing for greater transparency with respect to key financial metrics used by our management in its financial and operational decision-making.

The following table presents a reconciliation of GAAP net loss to non-GAAP EBITDA and non-GAAP Adjusted EBITDA, for the periods presented:

`	Three Months Ended March 31,
	2024	2023
	(Unaudited, in thousands)
Net loss	$(2,100)	$(2,969)
Interest expense, net	514	649
Income tax benefit	(2,243)	(1,658)
Depreciation	3,072	2,694
Amortization	901	1,230
EBITDA	144	(54)
Stock-based compensation expense	2,407	1,914
Restructuring charge (1)	—	1,908
Adjusted EBITDA	$2,551	$3,768
(1)
Amount reflects employee severance, retention and benefits as well as other exit costs associated with the Company’s restructuring activities.

The following table presents a reconciliation of GAAP net loss to non-GAAP adjusted net loss, for the periods presented:

	Three Months Ended March 31,
	2024	2023
	(Unaudited, in thousands)
Net loss	$(2,100)	$(2,969)
Amortization	901	1,230
Restructuring charge (1)	—	1,908
Tax on above	(243)	(839)
Adjusted net loss	$(1,442)	$(670)
(1)
Amount reflects employee severance, retention and benefits as well as other exit costs associated with the Company’s restructuring activities.

The following table presents a reconciliation of projected GAAP net (loss) income to projected non-GAAP EBITDA and projected non-GAAP Adjusted EBITDA included in our guidance for the year ending December 31, 2024:

	Year Ended December 31,
	2024L	2024H
Net (loss) income	$(10,565)	$4,616
Interest expense, net	3,000	2,200
Income tax expense	308	5,061
Depreciation	9,680	9,680
Amortization	3,400	3,400
EBITDA	$5,823	$24,957
Stock-based compensation expense	10,000	10,000
Adjusted EBITDA	$15,823	$34,957

The following table presents a reconciliation of projected GAAP net (loss) income to projected non-GAAP adjusted net (loss) income included in our guidance for the year ending December 31, 2024:

	Year Ending December 31,
	2024L	2024H
Net (loss) income	$(10,565)	$4,616
Amortization	3,400	3,400
Tax on above	(918)	(918)
Adjusted net (loss) income	$(8,083)	$7,098

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts of future events. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements relating to the Company’s expected revenue, net income, adjusted net income, EBITDA, and Adjusted EBITDA for fiscal 2024 and the breakdown of expected revenue in both its Advanced Wound Care and Surgical & Sports Medicine categories. Forward-looking statements with respect to the operations of the Company, strategies, prospects, and other aspects of the business of the Company are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: (1) the impact of any changes to the coverage and reimbursement levels for the Company’s products (including as a result of the recently proposed LCDs); (2) the Company faces significant and continuing competition, which could adversely affect its business, results of operations and financial condition; (3) rapid technological change could cause the Company’s products to become obsolete and if the Company does not enhance its product offerings through its research and development efforts, it may be unable to effectively compete; (4) to be commercially successful, the Company must convince physicians that its products are safe and effective alternatives to existing treatments and that its products should be used in their procedures; (5) the Company’s ability to raise funds to expand its business; (6) the Company has incurred losses in the current period and prior periods and may incur losses in the future; (7) changes in applicable laws or regulations; (8) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (9) the Company’s ability to maintain production or obtain supply of its products in sufficient quantities to meet demand; (10) any resurgence of the COVID-19 pandemic and its impact, if any, on the Company’s fiscal condition and results of operations; (11) the impact of the suspension of commercialization of: (a) ReNu and NuCel in connection with the expiration of the FDA’s enforcement grace period for HCT/Ps on May 31, 2021 and (b) Dermagraft in the second quarter of 2022 pending transition of manufacturing to a new manufacturing facility or a third-party manufacturer; (12) whether the Company is able to obtain regulatory approval for and successfully commercialize ReNu; and (13) other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including Item 1A (Risk Factors) of the Company’s Form 10-K for the year ended December 31, 2023 and its subsequently filed periodic reports. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Although it may voluntarily do so from time to time, the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

About Organogenesis Holdings Inc.

Organogenesis Holdings Inc. is a leading regenerative medicine company focused on the development, manufacture, and commercialization of solutions for the advanced wound care and surgical and sports medicine markets. Organogenesis offers a comprehensive portfolio of innovative regenerative products to address patient needs across the continuum of care. For more information, visit www.organogenesis.com.

Investor Inquiries:
Westwicke Partners
Mike Piccinino, CFA
OrganoIR@westwicke.com
443-213-0500

Press and Media Inquiries:
Organogenesis

communications@organo.com